UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
PINNACLE FINANCIAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-31225	62-1812853
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300
Nashville, Tennessee	37201
(Address of Principal Executive Offices)	(Zip Code)
(615) 744-3700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
     On September 15, 2005, PNFP Statutory Trust II (“PNFP Trust”), a Delaware statutory trust subsidiary of Pinnacle Financial Partners, Inc. (the “Company”), issued $20,000,000 of its trust preferred securities to institutional investors. PNFP Trust purchased $20,619,000 of the Company’s Junior Subordinated Debt Securities due September 30, 2035 (the “Subordinated Debentures”) and the Company guaranteed, pursuant to a guarantee agreement, payment obligations of PNFP Trust under the trust preferred securities. Proceeds of the issuance will provide additional capital to Pinnacle National Bank. The Subordinated Debentures (and PNFP Trust’s trust preferred securities) will be payable in 2035 and, until September 30, 2010, will bear interest at an annual rate equal to 5.848% per annum and thereafter at a floating rate equal to three-month LIBOR plus 1.40%. The Company may defer the payment of interest at any time for a period up to twenty consecutive quarters provided the deferral period does not extend past the stated maturity. Except upon the occurrence of certain events resulting in a change in the capital treatment or tax treatment of the Subordinated Debentures or resulting in PNFP Trust being deemed to be an investment company required to register under the Investment Company Act of 1940, the Company may not redeem the Subordinated Debentures until after September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
M. Terry Turner
President and Chief Financial Officer

Date: September 15, 2005

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